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                              [TOP OF PROXY CARD]

                                                                  EXHIBIT (99)-1

                                                               February 11, 1997

Dear Shareholder:

     In September, we announced the proposed merger of Ohio Edison Company with Centerior Energy Corporation under a new holding company called FirstEnergy Corp. -- an action that requires approval by holders of at least two-thirds of your Company's common stock.

     Your Board of Directors and management team recommend that you vote for the merger because we are convinced that it will enhance the value of your investment while offering customers better service at more competitive prices. We believe the merger will provide other significant benefits, including the elimination of duplicative costs, improved efficiencies, reduced debt and capital expenditures, and increased flexibility for managing our operations.

     You are invited to attend a special shareholder meeting on the merger, which will be held at 2:00 p.m. on Thursday, March 27, at the John S. Knight Center in Akron, Ohio. For the convenience of shareholders who plan to attend the meeting, we've included a map and directions on the back of this letter.

     Whether or not you plan to attend the meeting, please take time to review the enclosed proxy material, which provides more information about the merger. We ask that you sign and date the proxy card below and return it in the enclosed postage-paid envelope so that your vote on the merger can be counted.

     If you have any questions, don't hesitate to call our special toll-free number, 1-800-631-8945, to reach a representative of Investor Services or Georgeson & Company Inc., which is assisting us with proxy solicitation.

     Your participation and support are essential as we work to make your Company a top performer in the energy industry.

                                          Sincerely,

                                          /s/ WILLARD R. HOLLAND
                                          WILLARD R. HOLLAND
                                          Chairman of the Board and
                                          Chief Executive Officer
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          [MAP OF AKRON, OHIO AND DIRECTIONS TO JOHN S. KNIGHT CENTER]
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                              OHIO EDISON COMPANY
                    76 SOUTH MAIN STREET, AKRON, OHIO 44308
PROXY
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                                                THIS PROXY IS SOLICITED BY THE BOARD OF
[Logo]                                          DIRECTORS FOR THE SPECIAL MEETING OF
Ohio Edison                                     SHAREHOLDERS AT THE JOHN S. KNIGHT CENTER,
                                                AKRON, OHIO, ON MARCH 27, 1997, AT 2:00 P.M.,
                                                EASTERN TIME.
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     The undersigned hereby appoints Nancy C. Ashcom and Theodore F. Struck, II as Proxies with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ohio Edison Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on March
27, 1997, or any adjournment thereof, and in their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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Please sign and mail promptly     THIS PROXY WILL BE VOTED AS INDICATED.
  to assure your                  IF NO DIRECTIONS ARE INDICATED, THE
representation at the meeting.    SHARES REPRESENTED BY THIS PROXY WILL
                                  BE VOTED FOR PROPOSAL NO. 1.
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            Continued and to be signed and dated on the other side.

                              OHIO EDISON COMPANY

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                                          INDICATE YOUR VOTE BY AN (X) IN THE APPROPRIATE
                                          BOX.
                                          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                          PROPOSAL NO. 1
                                          Proposal No. 1--To approve and adopt the
                                          Agreement and Plan of Merger described in the
                                          Proxy Statement, and the transactions
                                          contemplated thereby.

                                                FOR           AGAINST         ABSTAIN
                                                [ ]              N               N

                                          X

                                          --------------------------------------
                                          X

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                                          SIGN HERE AS NAME(S) APPEAR ABOVE. IF
                                          SIGNING FOR A CORPORATION OR
                                          PARTNERSHIP OR AS AGENT, ATTORNEY OR
                                          FIDUCIARY, INDICATE THE CAPACITY IN
                                          WHICH YOU ARE SIGNING.

                                          --------------------------------------
                                          DATE
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